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                                                                     EXHIBIT 5.1

           [Letterhead of McAfee & Taft A Professional Corporation]
                                August 19, 1999


Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma  73102-8260

Ladies and Gentlemen:

     We have reviewed the Amended and Restated Certificate of Incorporation of Devon Energy Corporation, a Delaware corporation (the "Company"), the Company's By-laws and the Company's Registration Statement on Form S-8 (the "Registration Statement") registering up to 9,806,072 shares of Company Common Stock, subject to adjustment pursuant to anti-dilution provisions, to be issuable upon exercise of options granted under the various stock option plans of Devon Energy Corporation, an Oklahoma Corporation, Northstar Energy Corporation, an Alberta corporation and PennzEnergy Company, a Delaware corporation (the "Plans") being assumed by the Company in connection with the Merger Agreement (as defined below), and have generally conducted such investigations as we have deemed appropriate to satisfy ourselves with respect to the opinions expressed herein.

     We note that the Company's obligations under the Plans, and therefore our opinion in paragraph 2 below, are subject to the effectiveness of that certain Amended and Restated Agreement and Plan of Merger dated as of May 19, 1999 described in the Prospectus to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 15, 1999 (the "Merger Agreement").

     Based upon the foregoing, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

     2. The shares of Common Stock to be purchased pursuant to the exercise of options granted under the Plans have been duly and validly authorized for issuance and, when issued pursuant to and in accordance with the Plan after the effective date of the Merger Agreement, will be validly issued, fully paid and nonassessable in accordance with the Delaware General Corporation Law.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Certain Legal Matters" in the Prospectus.


                                    Very Truly Yours,
                                    /s/ McAfee & Taft
                                    --------------------------
                                    A Professional Corporation